ASSET MANAGEMENT AGREEMENT



      THIS ASSET MANAGEMENT AGREEMENT ( the "Agreement") is made and entered into as of July 1, 1998 by and among HISTORIC PRESERVATION PROPERTIES LIMITED PARTNERSHIP, a Delaware limited partnership ("HPP 1987"), HISTORIC PRESERVATION PROPERTIES 1988 LIMITED PARTNERSHIP, a Delaware limited partnership ("HPP 1988"), HISTORIC PRESERVATION PROPERTIES 1989 LIMITED PARTNERSHIP, a Delaware limited partnership ("HPP 1989"), HISTORIC PRESERVATION PROPERTIES 1990 L.P. TAX CREDIT Fund, a DELAWARE limited partnership ("HPP 1990") and Gunn Financial Incorporated, a Massachusetts corporation ("Gunn").

                                  RECITALS

      A. HPP 1987, HPP 1988, HPP 1989 and HPP 1990 are sometimes individually referred to herein as an "HPP Partnership" and collectively referred to as "HPP Partnerships."

      B. The HPP Partnerships were organized and formed to invest in certain joint ventures ( the "project Partnerships") which own real properties (the "Properties") which qualify for the rehabilitation tax credit under Section 48 of the Internal Revenue Code of 1986, as amended (the "Code").

      C. The general partner of HPP 1987 is Boston Historic Partners Limited Partnership, a Massachusetts limited partnership ("BHP"). The business of HPP 1987 is governed by its Amended and Restated Limited Partnership Agreement dated as of May 15, 1987 (the "HPP 1987 Partnership Agreement"). HPP owns an interest in each of the Project Partnerships listed on Exhibit A attached hereto.

      D. The general partner of HPP 1988 is BHP. The business of HPP 1988 is governed by its Amended and Restated Limited Partnership Agreement dated as of February 24, 1988 (the "HPP 1988 Partnership Agreement"). HPP 1988 owns an interest in each of the Project Partnerships listed on Exhibit B attached hereto.

      E. The general partner of HPP 1989 is BHP. The business of HPP 1989 is governed by its Amended and Restated Limited Partnership Agreement dated as of December 19, 1988 (the "HPP 1989 Partnership Agreement"). HPP 1989 owns an interest in each of the Project Partnerships and the property listed on Exhibit C attached hereto.

      F. The general partner of HPP 1990 is Boston Historic Partners II Limited Partnership, a Massachusetts limited partnership ("BHP II"). The business of HPP 1990 is governed by its Amended and Restated Limited Partnership Agreement dated as of May 30, 1990 (the "HPP 1990 Partnership Agreement"). HPP 1990 owns an interest in each of the Project Partnerships listed on Exhibit D attached hereto.

      G. The HPP 1987 Partnership Agreement, HPP 1988 Partnership Agreement, HPP 1989 Partnership Agreement and HPP 1990 Partnership Agreement are sometimes individually referred to as an "HPP Partnership Agreement" and collectively referred to as the "HPP Partnership Agreements."

      H. Each of the HPP Partnerships desires to engage Gunn to manage certain of the business affairs of the HPP Partnerships and provide the services set forth in this Agreement on the terms and conditions hereinafter set forth.

      I. Gunn desires to perform such services on the terms and conditions hereinafter set forth.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      Section 1.     Engagement of Gunn

      Each HPP Partnership hereby engages and designates Gunn as the manager of certain of the business affairs of the HPP Partnerships as more fully set forth herein. Gunn hereby accepts such engagement and designation and hereby agrees to perform its obligations under this agreement in a businesslike and professional manner. Gunn shall at all times act only at the specific direction of BHP or BHP
II. Every act performed by Gunn or any agent or employee of Gunn pursuant to the authority granted by this Agreement shall be done as an independent contractor on behalf of the HPP Partnerships and all obligations or expenses incurred hereunder shall be for the account of and at the expense of the HPP Partnerships, except as otherwise specifically provided hereunder.

      Section 2.     Duties of Gunn

      2.1 Duties. It shall be the obligation of Gunn to perform the following duties on behalf of HPP Partnerships (the "Services"):

           (a)  Asset Management Services.  Gunn Shall assist BHP and BHP
II in
      monitoring the operations of the Properties to the extent specifically directed by
      BHP and BHP II from time to time and shall periodically meet as reasonably requested with representatives of BHP and BHP II to discuss current property operations. Unless otherwise specifically directed by BHP or BHP II in writing, a representative of Gunn will visit and meet with the independent third party property management company, where applicable, for those properties
(the
      "Properties") indicated on Exhibits A through D, at least once a year so long as such Properties are owned by an HPP Partnership a Project Partnership having an HPP Partnership as a partner. A representative of Gunn will visit any other properties from time to time owned by an HPP Partnership of a Project Partnership only on an as-needed basis as specifically requested in writing by BHP
      or BHP II.

           (b) Accounting Services. Gunn will assist BHP and BHP II in Maintaining all accounting records for the HPP Partnerships and preparing work
      paper packages and quarterly and annual financial statements for the HPP
      Partnerships as applicable, assist BHP and BHP II in the preparation of tax returns and other reports to investors as applicable. Gunn shall assist BHP and BHP II in keeping books and records relating to the HPP Partnerships in accordance with generally accepted accounting principles, uniformly and consistently applied from year to year, take all reasonable steps to assist the HPP
Partnerships in keeping
      records of all transactions, make available for inspection by BHP and BHP II, at all reasonable times the books and records relating to the HPP
Partnerships, and
      furnish such information concerning the HPP Partnerships to such persons as
      BHP and BHP II may, in writing, reasonably request. In addition, Gunn will assist
      BHP and BHP II in preparing and filing all reports required by the Securities and
      Exchange Commission, including those items required by Section 8.4 of each of the HPP 89 and HPP 90 Partnership Agreements. HPP 87 and HPP 88 do not
      file with the SEC based on a hardship exemption but they do provide investors with a complete unaudited Annual Report.

           (c) Investor Services. Gunn will assist BHP and BHP II in the preparation and distribution of (I) quarterly and annual reports to the investors in
      the HPP 90 Partnership, annual reports for HPP 87, HPP 88, and HPP
89. (ii) the
      annual form K-1 that enables the investors to file their respective tax returns, and
      (iii) responding to and serving investors and their related broker/dealer and representatives as required. HPP 89 will also provide copies of the quarterly 10-Q upon request. Copies of the above correspondences shall be distributed to
      Brokers of Record and the Due Diligence officers of selling broker dealer firms consistent with prior levels of service.

           (d) Personnel. In performing Services, Gunn will utilize its staff and make available to the assignment, professional, competent individuals who can effectively perform the Services at a level anticipated by both Gunn and HPP.
      All employees be employees of Gunn, but are subject to reimbursement pursuant to Section 3.2.

           (e) Office Space. Gunn will provide allocable office space for its personnel as may be necessary to perform the Services.  The HPP
Partnerships
      hereby agree to pay the amount equal to allocable rent charges as set forth in the operating budget.

           (f) Support Staff. Gunn will provide or arrange for the provision of appropriate office support to perform the Services, including secretarial staff and office equipment, salaries of employees and other general overhead of Gunn, costs of accounting, statistical or bookkeeping services and computing or accounting equipment, travel, telephone communications and other general and administrative expenses.  All costs are to be reimbursed pursuant to Section 3.2.

           (g) Cooperation by HPP. The HPP Partnerships shall deliver to Gunn copies of all documents in the possession of, or available to, the
HPP Partnerships
      which relate to the HPP Partnerships and/or the financing, operation, management and leasing of each Property.

      The HPP Partnerships acknowledge that the Services provided by Gunn will be based in large part on information received from the HPP Partnerships. Gunn shall be entitled to assume that all such information (including, without limitation, financial statements and other financial data) received from the HPP Partnerships shall be complete and accurate, and that such information will nit contain, or omit to contain, any statement of material fact known by the HPP Partnerships to be false or misleading. Gunn will not (and shall have no obligation to the HPP Partnerships to) undertake to make an independent verification of any such information unless specifically requested to do so by the HPP Partnerships in writing. The HPP Partnerships hereby represent to Gunn that no information furnished or to be furnished by the HPP Partnerships hereunder or in connection with the consulting services to be provided by Gunn hereunder, contains or will contain any untrue statement of material fact, or omits or will omit to state a material fact necessary to make such information not misleading. The HPP Partnerships hereby agree that they have an affirmative obligation hereunder to disclose any material facts necessary to enable Gunn to provide its Services hereunder.

      2.2 Amount of Time, Etc., Required of the Designated Personnel. The parties acknowledge that the officers, directors and employees of Gunn may engage in significant real estate, financial and securities related businesses during the term of this Agreement in addition to those contemplated by this Agreement. Some of these activities may be competitive with the activities of the HPP Partnerships. The HPP Partnerships hereby consent to the officers, employees and directors of Gunn engaging in such competitive activities. Under no circumstances will Gunn or any of its personnel or agents be required to devote all of their time, resources or personnel to the performance of this Agreement but only be required to devote such time . resources and personnel as is necessary for them to fulfill their obligations hereunder.

      Section 3.Compensation and Reimbursement.

      3.1 Base Fee. The HPP Partnerships shall pay to Gunn a base monthly fee of $1,500 per property (except as indicated on Exhibit C) for each Property owned directly or indirectly by such HPP Partnership, as noted on Exhibits A, B, C or D (the "Base Fee"). The Base Fee shall be due and payable in monthly installments on the tenth business day of each month throughout the term of this Agreement. The Base Fee shall be in the following amounts through June 30, 1999 and will be adjusted at that time to properly reflect the number of properties/investee partnerships in place at that time for the next reporting period, ending June 30, 2000:

                     HPP 1987  $36,000
                     HPP 1988  $72,000
                     HPP 1989  $63,000
                     HPP 1990  $36,000

      3.2 Reimbursement. The HPP Partnerships shall pay the directly allocable costs incurred by Gunn in providing the Services and the costs and expenses set forth in the budget for the period July 1, 1998 through December 31, 1998 attached hereto as Exhibit E (the "Budget"). The Budget has been approved by the HPP Partnerships. A new budget will be prepared for the period from January 1, 1999 through December 31, 2000. Total charges which are more than 10% in excess of the Budget must be approved by the HPP Partnerships in advance. Payments to Gunn under this Section 3.2 will be made monthly. All such costs shall be allocated to and paid by the HPP Partnerships as follows for the period July 1, 1998 through December 31, 1998 fiscal year:

                     HPP 1987  4.80% HPP 1988  26.65%  HPP 1989  24.28% HPP 1990
                     44.27%

These allocations will be reviewed and reset, if appropriate in the following fiscal year. Gunn shall provide a new annual budget by November 15, 1998 for fiscal year January 1, 1999 through December 31, 1999. Expense allocations may change from year to year based on various factors. The budget must be approved in advance in advance by the HPP Partnerships by December 15th of each year.

      3.3 Extra Services. If requested in writing by BHP or BHP II from time to time, in addition to the Services, Gunn shall provide extra services. Gunn shall bill the relevant HPP Partnership at the market rate for such services rendered. Bills for such extra services will be rendered and paid monthly.

      3.4 Miscellaneous. This Agreement shall in no way obligate Gunn or any employee of Gunn to pay any costs or expenses of any HPP Partnership if moneys are not available for the payment of such costs or expenses from the incomes or reserves established by or on behalf of such HPP Partnership. In addition, in the event that any of the fees or reimbursements described in this Section 3 are nit paid when due, the accrued amount owed to Gunn shall bear interest at the prime rate published in the Wall Street Journal until paid.

      3.4 Allocation of Costs. In the event that any services are performed both for HPP Partnership and for other entities, Gunn shall make such allocation of the expense of such services among the HPP Partnership and such other entities as Gunn shall determine is appropriate, any such allocation made in good faith by Gunn shall be final and binding on the parties hereto.

      Section 4.Indemnification.

      4.1 Indemnification by Gunn. Gunn agrees to defend and hold the HPP Partnerships harmless from and indemnify the HPP Partnerships against any and all liability, loss, damages, court costs and reasonable expenses, including reasonable attorneys fees (hereinafter collectively referred to as "Liabilities") which the HPP Partnerships may incur or suffer, which Liabilities result from the gross negligence, bad faith, fraud or willful misconduct on the part of Gunn, its employees, agents or others under the direction or control of Gunn in performing its obligations under this Agreement. For purposes of this
Section 4.1 only, the term "HPP Partnerships" shall also include any partner, officer, director, employee or agent of the HPP Partnerships in the event any such person incurs or suffers any such Liability as a result of such gross negligence, bad faith, fraud or willful misconduct. This Section 4.1 shall survive any termination of the Agreement.

      4.2 Indemnification by HPP Partnerships. Gunn and the HPP Partnerships hereby acknowledge that the acts of Gunn hereunder are solely as agent for HPP Partnerships and Gunn shall not be liable to the HPP Partnerships or any other person or entity for any of its actions or services provided hereunder in relation to the management and operations of the Properties or otherwise. Each HPP Partnership agrees to defend and hold Gunn harmless from and indemnify Gunn against any and all liabilities which Gunn may incur or suffer as a result of any claim against Gunn arising out of any action taken, omitted or suffered by it in good faith and in accordance with general or specific instructions from the HPP Partnerships or the General Partners, except where such liabilities result from the negligence, bad faith, fraud or willful misconduct on the part of Gunn, its employees, agents or others under the direction or control of Gunn. For purposes of this Section 4.2 only the term "Gunn" shall also include any officer, director, employee or agent of Gunn in the event any such person incurs or suffers any such liability as a result of activities on behalf of or under the direction or control of Gunn in connection with its services performed for the HPP Partnerships. Such indemnification shall include payment by the HPP Partnerships of all reasonable expenses and reasonable legal fees incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, receipt of an undertaking by the party or person indemnified to repay such payment if it, he or she shall be adjudicated to be not entitled to indemnification under this Section 4.2; and provided further, that no indemnification shall be provided for Gunn, its directors, officers, agents or employees with respect to any matter as to which it shall have been fully adjudicated in any action or proceeding that Gunn, its directors, officers, agents or employees had acted with negligence, willful misconduct or fraud. This Section 4.2 shall survive any termination of the Agreement.

      Section 5.Term and Termination.
      5.1 Term. The term of this Agreement shall commence on July 1, 1998 (the "Commencement Date"), and shall terminate on June 30, 2006, unless previously terminated by the parties hereto pursuant to Section 5.2.

      5.2 Termination. This Agreement will expire on June 30, 2006 unless an earlier termination date is mutually agreed upon by HPP Partnerships and Gunn. On an individual HPP Partnership basis, this contract will naturally terminate for a HPP Partnership on June 30th of the year following the calender year in which the disposition of the final property in that HPP Partnership occurs.

      5.3 Breach. This Agreement may be terminated by the HPP Partnerships or Gunn upon the default by the other party of any such other party's material obligations hereunder; provided, however, that the non-defaulting party shall have delivered to the other party a written specifying such default in reasonable detail and that the defaulting party shall not have cured such default within thirty (30) days after the receipt of such notice.

      5.4 Payment of Fees. Upon any termination pursuant to this Section 5, Gunn shall have the right to receive any unpaid fees or unreimbursed expenses owed to it under Section 3. Any such amount shall be prorated on a per diem basis from the date of the last monthly fee payment to the effective date of any such termination. If any individual HPP Partnership is unable to pay its share of liabilities because of a lack of cash, then such debts shall be formally recognized in a binding mutually agreed to Note Agreement.

      Section 6.Miscellaneous Provisions.

      6.1 Notices. Any notice or communication hereunder must be in writing, and shall be personally delivered or mailed postage prepaid, by registered or certified mail, return receipt requested, or by courier (against confirmation of delivery or rejection of delivery) and if given by courier, registered or certified mail same shall be deemed to have been given and received when personally delivered or three days after its mailing. Such notices or communications shall be given to the parties hereto at their respective following addresses:

      If to the HPP Partnerships:         c/o Boston Bay Capital
                               45 Broad Street
                               Boston, MA 02109
                           Attn.: Terrence P. Sullivan

      If to Gunn:                   Robert Gunn
                           Gunn Financial Incorporated
                               45 Broad Street
                               Boston, MA 02109

Any party hereto may at any time by giving ten (10) days' written notice to the other party hereto designate any other address in substitution of the foregoing address to which such notice or communication shall be given.

      6.2 Severability. If any term, covenant or condition of this Agreement or the application thereof to any person or circumstance shall , to any extent, be invalid or unenforceable, the remainder of this Agreement or the application of such term, covenant or condition to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby, and each term, covenant or condition of this Agreement or such other documents shall be valid and shall be enforced to the fullest extent permitted by law.

      6.3 Applicable Law. This Agreement shall be governed and construed in accordance with the laws of the Commonwealth of Massachusetts.

      6.4 Successors and Assigns. No party hereto may assign any of its rights or duties hereunder except with the prior written consent of the other parties.

      6.5 Captions. Captions in this Agreement are inserted for convenience or reference only and do not define, describe or limit the scope or intent of this Agreement or any of the terms hereof.

      6.6 No Partnership. Nothing contained in this Agreement or in the relationship of HPP Partnerships and Gunn shall be deemed to constitute a partnership, joint venture or any other relationship and Gunn shall at all times be deemed an independent contractor for the purposes of this Agreement.

      6.7 No Assignment. Gunn may not assign or in any way voluntarily transfer this Agreement without the prior written approval of BHP and BHP II>

      6.8 Modification or Amendment. This Agreement (including the exhibits hereto) constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, supersedes all prior agreements between the parties relating to the matters contained herein and may not be modified, waived or terminated orally and may only be amended by an agreement in writing by the parties hereto.

      IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                     HISTORIC PRESERVATION PROPERTIES
                          LIMITED PARTNERSHIP, a Delaware
                          limited partnership, by its general partner, BOSTON HISTORIC PARTNERS
                          LIMITED PARTNERSHIP. a
                          Massachusetts limited partnership, by its general partners

                     PORTFOLIO ADVISORY SERVICES, INC., a
                          Massachusetts corporation

                     By _________________________________
                          Terrace P. Sullivan, President


                     By __________________________________
                      Terrence P. Sullivan, General Partner


                     HISTORIC PRESERVATION  PROPERTIES 1988 LIMITED PARTNERSHIP,
                          a Delaware limited partnership, by its general partner, BOSTON HISTORIC PARTNERS LIMITED PARTNERSHIP, a Massachusetts limited partnership, by its general partners

                     PORTFOLIO ADVISORY SERVICES, INC., a
                          Massachusetts corporation

                     By ___________________________________
                          Terrence P. Sullivan, President

                     By ___________________________________
                      Terrence P. Sullivan, General Partner


                     HISTORIC PRESERVATION  PROPERTIES 1989 LIMITED PARTNERSHIP,
                          a Delaware limited partnership, by its general partner, BOSTON HISTORIC PARTNERS LIMITED PARTNERSHIP, a Massachusetts limited partnership, by its general partners

                     PORTFOLIO ADVISORY SERVICES, INC. a
                          Massachusetts corporation

                     By ____________________________________
                          Terrence P. Sullivan, President

                     By ____________________________________
                      Terrence P. Sullivan, General Partner


                     HISTORIC PRESERVATION PROPERTIES
                          1990 L. P. TAX CREDIT FUND, a
                          Delaware limited partnership, by its
                          general partner, BOSTON HISTORIC
                          PARTNERS II LIMITED PARTNERSHIP,
                          a Massachusetts limited partnership, by its general partners

                     PORTFOLIO ADVISORY SERVICES II INC.,
                          a Massachusetts corporation

                     By _____________________________________
                          Terrence P. Sullivan, President

                     By _____________________________________
                      Terrence P. Sullivan, General Partner


                     BOSTON  HISTORIC   PARTNERS  II  LIMITED   PARTNERSHIP,   a
                          Massachusetts limited partnership, by its general partner, BHP II ADVISORS LIMITED PARTNERSHIP, by its general partners

                     PORTFOLIO ADVISORY SERVICES II, INC.,
                          a Massachusetts corporation

                     By ____________________________________
                          Terrence P. Sullivan, President

                     By ____________________________________
                      Terrence P. Sullivan, General Partner


                     GUNN FINANCIAL, INCORPORATED
                          a Massachusetts corporation

                     By ____________________________________
                          Robert Gunn, President

                                               Exhibit A


                       LIST OF PROPERTIES - HPP 1987



Name of Project Partnership               Name of ProjectLocation

1027 Arch Street Associates               Pitcarin Building   Philadelphia,
PA
Limited Partnership

432 Julia Street Associates               Gallery Row         New Orleans,
LA
Limited Partnership

                                               Exhibit B


                       LIST OF PROPERTIES - HPP 1988


Name of Project Partnership               Name of ProjectLocation

Union Station Associates            Union Station        Providence, RI

330 Julia Street Associates               The Rotunda         New Orleans,
LA
Limited Partnership

New Bedford Historic Stores               CWT Building        New Bedford,
MA
Associates Limited Partnership

Coastline Associates Limited              Coastline Center    Wilmington, NC

                                               Exhibit C


                       LIST OF PROPERTIES - HPP 1989


Name of Project Partnership               Name of ProjectLocation

Historic Preservation Properties          The Cosmopolitan    St. Paul, MN
1989 L. P.                     Building

Jenkins Court Associates            Jenkins Court        Jenkintown, PA
Limited Partnership (1)

Portland Loft Associates            Honeyman        Portland, OR
Limited Partnership                 Hardware Lofts

402 Julia Street Associates               The Lofts      New Orleans, LA
Limited Partnership



           (1) 50% of standard Asset Management fee to monitor and collect receivable

                                               Exhibit D


                       LIST OF PROPERTIES - HPP 1990


Name of Project Partnership               Name of ProjectLocation

Henderson's Wharf Baltimore,        Henderson's Wharf    Baltimore, MD
L.P.                           (Inn/ Apartments)

Henderson's Wharf Baltimore,        Henderson's Wharf    Baltimore, MD
L.P.                           Marina